Exhibit 99.1

Operator

Good morning, ladies and gentlemen, and welcome to the TechTeam Global Inc. Investor Conference Call. My name is XXXXXXXX and I'll be your coordinator for today. At this time, all participants are in a listen-only mode. For your reference, we are NOT planning to have a question-and-answer session at the end of this conference call.

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to Ms. Mollie McAlary of FD. You may proceed.

Mollie McAlary - FD - IR

Thank you, and good morning everyone. Thank you for joining us today as we review the sale of TechTeam Global’s government solutions subsidiary, TechTeam Government Solutions, Inc., to Jacobs Engineering Group, Inc.  This announcement was made in a press release issued earlier this morning and is available on the Company’s website, techteam.com, in the Investor Section.

On the call today are Seth Hamot, chairman of the board and Gary Cotshott, president and chief executive officer.

Before we proceed, please be aware that TechTeam Global plans to file with the U. S. Securities and Exchange Commission (SEC) and mail to its stockholders a proxy statement and other relevant materials in connection with the proposed sale of its government solutions subsidiary and the other corporate matters described therein.

The proxy statement will contain important information about TechTeam Global, Jacobs Engineering Group, Inc., the proposed sale of TechTeam Government Solutions and the other corporate matters described therein.

Investors and security holders are urged to read the proxy statement and other relevant materials filed by TechTeam Global with the SEC carefully when they become available before making any voting or investment decision with respect to the proposed sale of TechTeam Government Solutions and the other corporate matters described therein.

Investors and security holders will be able to obtain free copies of the proxy statement, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders will be able to obtain, without charge, a copy of the proxy statement, and all exhibits thereto, from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention:  Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan, 48033; or by calling 1-248-357-2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors.

TechTeam Global, Jacobs Engineering and their respective directors and executive officers, and certain other employees of TechTeam Global, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of TechTeam Government Solutions and the other matters to be brought before the special meeting of TechTeam Global’s stockholders to which the proxy statement will relate.

Information regarding the directors and executive officers of TechTeam Global and their ownership of TechTeam Global shares is contained in the annual report of TechTeam Global on Form 10-K for the year ended December 31, 2009 and its proxy statement for its 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and is supplemented by other public filings made, and to be made, with the SEC.

Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group, Inc. on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009.

A more complete description will be available in the proxy statement to be filed by TechTeam Global, Inc. in connection with the proposed sale of TechTeam Government Solutions.

TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering and their respective directors and executive officers with respect to the proposed sale of TechTeam Government Solutions by reading the proxy statement and other filings referred to earlier.

Certain statements on this conference call may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements about expected future financial and operating performance, the proposed sale of TechTeam Government Solutions to Jacobs Engineering, the anticipated timing of a special meeting of the stockholders, the anticipated timing of the closing of the proposed sale of TechTeam Government Solutions to Jacobs Engineering, the anticipated range of transaction-related cash costs, and the expected accounting treatment of the transaction.

These statements are based on management’s expectations as of the date of this conference call and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, approval of the proposed sale of the TechTeam Government Solutions Business to Jacobs Engineering by TechTeam Global’s stockholders, receipt of the required consents and approvals, closing of the proposed sale within the anticipated timeframe, the implementation of TechTeam Global’s strategy to focus exclusively on its commercial business, the implementation of TechTeam Global’s strategic repositioning and market acceptance of its refocused strategy, quarterly fluctuations in financial results, and other risks.

These and other risks, including, but not limited to, those set forth in our press release, are detailed from time to time in the company's reports filed with the SEC, including our annual report on Form 10-K for the year ended December 31, 2009.  We recommend that you review these risks as you make any investment or voting decision.

In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if estimates change.  Any references to our Web site in this press release is not intended to incorporate the contents thereof into the press release or any other public announcement.

With that, let me turn the call over to TechTeam Global’s chairman of the board, Seth Hamot.

Seth?

Thank you, Mollie.

Good morning and thank you very much for joining us on this call.  Earlier this morning, we announced that the Company has signed a definitive agreement to sell its government solutions subsidiary, Tech Team Government Solutions, Inc., to the Jacobs Engineering Group, one of the world’s largest and most diverse providers of technical, professional, and construction services.  Our government solutions subsidiary represented $76 million of the Company’s $211 million of revenue reported for the fiscal year ended December 31, 2009.

Under the terms of the definitive agreement, Jacobs Engineering will acquire 100 percent of the stock in TechTeam Government Solutions, Inc. for total consideration of  $59 million in cash, which is subject to certain escrows and adjustments as set forth in the definitive agreement.  The transaction has been unanimously approved by the TechTeam Global Board of Directors and is expected to close in the third quarter of 2010, subject to the satisfaction of certain closing conditions.  One of the closing conditions is the approval of the transaction by the stockholders of TechTeam Global.  A special meeting of TechTeam Global’s stockholders is anticipated to be held during the third quarter of 2010. Further details will be provided in filings with the U.S. Securities and Exchange Commission.

We are pleased with this agreement, which comes at the end of a thorough review and sale process.  The decision to sell TechTeam Government Solutions resulted from the board’s evaluation, over the past year, of various strategic alternatives to enhance shareholder value and position the company for stability and growth.  After this review, the board determined that focusing the company’s efforts on the attractive commercial market would be the right course of action for TechTeam Global and its shareholders.

This transaction will provide the Company with significant financial flexibility which will enhance our more focused business efforts. We intend to use the proceeds from the sale initially to eliminate our bank borrowings and increase our present cash position.

With respect to the post divestiture commercial business that will be the focus of TechTeam Global, I’d now like to turn the call over to Gary Cotshott, president and chief executive officer, to provide more comments in this area.

Gary?

Thanks, Seth.

Narrowing the focus of TechTeam and aligning all of our resources behind our core business of serving the commercial market is a key step in realizing our strategic plan for the company and positioning it for growth, profitability and long term success. In addition to the significant reduction in debt achieved throughout 2009 and again in the first quarter of 2010, this action will add significantly to our financial strength.

With an intense focus on our customers, we deliver industry-leading IT outsourcing and business process outsourcing services in the commercial sector across the globe. Our leadership and excellence in this market are recognized by our customers and industry analysts alike.

Leading industry analyst Gartner, Inc. has positioned the Company in the Leaders Quadrant in both the Magic Quadrant for Help Desk Outsourcing, North America, and the Magic Quadrant for Desktop Outsourcing Services, North America reports. Also notably, through direct customer feedback, we have received significant recognition in Datamonitor’s 2009 Black Book of Outsourcing, having achieved the no. 1 ranking globally in Help Desk Outsourcing across Tier 1 and Mid Tier customers, and the no. 1 ranking globally in IT Infrastructure Outsourcing for Mid Tier customers. These recognitions have paid considerable benefit to our ability to expand our business relationships with existing clients and gain access to new business opportunities.

We have a strong base of commercial market customers around the world and we have as a foundation, many deep and long-standing relationships. Our customers will clearly benefit as we exclusively focus and invest in their needs on a go-forward basis.  We are proud of our customer-base and work hard to provide them best-in-class service every day.

From a capabilities standpoint, we recognize that customers are seeking even more innovative solutions to their problems and a full commitment to an ITIL-based continuous improvement approach to meeting their needs. We bring substantial technology and language expertise, excellence in execution, and ongoing innovation to our customer engagements. Using this as a foundation, we will expand our capabilities in key areas such as customer support automation and remote infrastructure management. In addition, we will expect to remain closely aligned with the needs and new offerings of our key alliance partners -- CA and Orange -- as well as begin new partnerships with other industry leaders.

With respect to geographic expansion, we recently announced an important partnership with Stefanini IT Solutions to provide Latin America-based support services.  Up to this point, we have supported customers requiring services in Latin America from outside the region. We now have access to a wide array of in-region service delivery resources. Further expansion in Latin America is an important element in our strategy. We expect to continue to increase our global footprint with an emphasis on a deeper presence in Asia.

From a financial perspective, we believe that the commercial business is positioned for growth and profitability on a post-divestiture basis. It is important to note that our restructuring actions completed during the last quarter of 2009 and the first quarter of 2010 were largely in anticipation of this transaction and were designed to align the company’s cost structure with the post-divestiture business. The details of certain historical financials for the newly-focused commercial business, including the one-time embedded costs of enabling the transaction, will be presented in the proxy statement that we will file with the U.S. Securities and Exchange Commission and mail to our stockholders in connection with the proposed sale of TechTeam Government Solutions.

From an operational standpoint, our commercial and government solutions businesses are largely stand-alone and self-sustaining, operating for the most part as completely separate entities.  As a result, we do not anticipate any disruption or adverse impact from the divestiture on either business.

In summary, we are excited about the prospects for TechTeam. We have a new level of focus in our company, … great commercial market potential, …an outstanding base of existing commercial customers, …a solid new business pipeline, …..a strong balance sheet -- and a global team of committed, high performing professionals. All of this adds up to great opportunity for our customers, prospects, shareholders and employees.

Due to the significance of today’s transaction and the upcoming release of proxy materials, we will not be taking questions on today’s call.  This concludes today’s TechTeam Global Investor Conference Call and once again, thank you for joining us today.